Exhibit 99.1

CafePress Reports First Quarter 2015 Results

Company Recently Announced Stock Repurchase Authorization

Following Divestitures of its Art and Groups Businesses

LOUISVILLE, Ky., May 12, 2015 - CafePress Inc. (NASDAQ: PRSS) today reported financial results for the three months ended March 31, 2015.

Management Commentary

“CafePress has made measurable progress as we significantly simplified our company by divesting our Art and Groups businesses. We believe these transactions have strengthened our balance sheet and our recently announced stock repurchase program is a further example of our commitment to unlocking shareholder value. During the first quarter, we saw encouraging signs of early progress toward improving our Adjusted EBITDA, contribution margin and customer satisfaction scores,” said Fred Durham, Chief Executive Officer.

“We are taking proactive steps toward optimizing our business and operating as a leaner company focused on generating higher quality revenues. We believe that our data-driven approach to understanding opportunities with customers and partners will result in an increased ability to capture the very substantial opportunities within the personalized e-commerce market. We still have substantial work ahead of us as we continue to look for operational efficiencies while keeping a sharp focus on expense management. While these strategic moves may create near term pressure on revenue, we are extremely excited by the long-term prospects for CafePress,” concluded Mr. Durham.

First Quarter 2015 Financial Highlights

•	Net revenues totaled $27.4 million, compared to $30.9 million in the first quarter of 2014.

•	GAAP net loss from continuing operations was $(3.1) million, or $(0.18) per diluted share, (including stock-based compensation, amortization of intangible assets, acquisition and restructuring costs), compared to a net loss of $(6.4) million, or $(0.37) per diluted share, in the first quarter of 2014.

•	GAAP net income from discontinued operations was $14.9 million, or $0.85 per diluted share, (including stock-based compensation, amortization of intangible assets, acquisition and restructuring costs), compared to net income of $1.4 million, or $0.08 per diluted share, in the first quarter of 2014, including a pre-tax gain of approximately $17 million related to the divestitures of the Art and Groups businesses.

•	Non-GAAP net loss from continuing operations was $(2.0) million, or $(0.12) per diluted share, (excluding stock-based compensation, amortization of intangible assets, acquisition and restructuring costs), compared to a non-GAAP net loss of $(3.1) million, or $(0.18) per diluted share in the first quarter of 2014.

•	Adjusted EBITDA from continuing operations was $(1.2) million, compared to Adjusted EBITDA of $(2.6) million in the first quarter of 2014.

•	Gross profit margin was 34.7% of net revenues, compared to 35.3% in the first quarter of 2014.

•	At March 31, 2015, cash, cash equivalents, and short-term investments totaled $51.4 million.

First Quarter 2015 Operating Metrics

•	Average Order Size (AOS) was $28, down 6% year-over-year.

•	Orders totaled 0.9 million, an 11% year-over-year decline.

The decrease in order count in the first quarter was driven by both a decline in our white label photo-prints business, and the shift in our marketing focus on higher quality ROI channels. The average order size decreased primarily due to the higher volume of single item orders through CafePress Services.

First Quarter 2015 Conference Call

Management will review the first quarter 2015 financial results on a conference call on Tuesday, May 12, 2015 at 5:00 p.m. Eastern Standard Time. To participate on the live call, analysts and investors should dial 1-888-430-8694 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at http://investor.cafepress.com/.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA, non-GAAP income (loss), and non-GAAP net income (loss) per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Notice Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of terms such as “believe”, “will”, “designed to” and similar expressions. These forward-looking statements include, but are not limited to, statements regarding: the anticipated impact and benefits of the divestitures of the Company’s Arts and Groups businesses and its stock repurchase program, including streamlining of the Company’s operations, strengthening of the Company’s balance sheet and unlocking shareholder value; the Company’s progress on improving margins and customer satisfaction scores; the ability to optimize the business, operate as a leaner company; and generate higher quality revenues; and the Company’s belief on its ability to capture substantial opportunities in the market. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in these forward-looking statements. Factors that might contribute to such differences include, among others: changes to the Company’s financial results, including the Company’s income statement, as a result of management’s further review of our actual results for the first fiscal quarter; changes made as a result of the completion of our financial closing procedures for the first fiscal quarter; our recent divestitures and potential impacts and anticipated benefits and consequences thereof and our ongoing obligations under the terms of the related agreements; our plans for future services and enhancements of existing services; the benefits of our services, technology and manufacturing processes; our expectations regarding our expenses and revenue, including statements about our expectations as to the variability of our revenues and growth rates from period to period; our expectations regarding the effect of seasonality on our business; critical accounting policies; customer acquisition costs as a driver of future growth; statements regarding continuing customer desire for custom products; the impairment of goodwill; anticipated trends and challenges in our business and the markets in which we operate; status of our strategic evaluations process and our intent to continue with an ongoing general evaluation of our business overall; the effect of any potential strategic alternatives, if and to the extent implemented; our belief that the strategic steps we have taken will provide us with resources required to focus on improving our core business, enhance stockholder value and strengthen our balance sheet; quarterly trends; our liquidity position and cash flows; anticipated cash needs and our capital requirements and our needs for additional financing and the potential impact; our ability to recognize and remedy issues with internal controls and accounting treatment thereof; the expected results of any remediation plans; benefits of non-GAAP financial results; our investment plans; our anticipated growth strategies; our expectations with respect to raw materials and suppliers; the impact of production issues and delayed orders; our expectations regarding the volatility of cash provided by operating activities and the causes thereof; our ability to retain and attract customers and drive traffic to our websites; our expectations regarding the shift to mobile site access and the projected impact of such shift on our business; our regulatory environment; our legal proceedings and related risks and impact and timing of costs related thereto; the effect of recent changes in executive leadership and in other roles in our management team; our expectations with regard to how changes in market interest rates would affect us; our exposure to foreign currency exchange rate fluctuations; the impact of inflationary pressures; intellectual property; competition; and sources of new revenue. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission, and in other reports we file with the Securities and Exchange Commission from time to time, which are available on the Securities and Exchange Commission’s Website at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

About CafePress (PRSS):

CafePress is passionate about helping individuals forge connections and celebrate their identities, interests and obsessions through unique products and content.

Our customers include people from all walks of life who are drawn to products that are emotional, inspirational and motivational. CafePress continues to enhance its assortment of designs, brands, images and base goods within its library of print-on-demand products. This expansion solidifies CafePress’ reputation as the ultimate resource for creating connections and bring-to-life creativity, opinions and passions. For more information, visit www.cafepress.com or connect with CafePress on Facebook, Twitter, Pinterest or YouTube.

CafePress Inc.

Media Relations:

Meghan Marshall

804-461-9401

pr@cafepress.com

Investor Relations:

The Blueshirt Group

Whitney Kukulka

415-489-2187

whitney@blueshirtgroup.com

CafePress Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended Mar 31,
	2015	2014
	(Unaudited)
Net revenues	$27,357	$30,902
Cost of net revenues	17,858	20,007

Gross profit	9,499	10,895

Operating expenses:
Sales and marketing	5,836	8,075
Technology and development	4,350	4,465
General and administrative	3,534	4,578
Acquisition-related costs	—	24
Restructuring costs	—	747

Total operating expenses	13,720	17,889

Loss from operations	(4,221)	(6,994)
Interest income	5	3
Interest expense	(22)	(33)
Other (expense) income, net	42	(8)

Loss before income taxes	(4,196)	(7,032)
Benefit from income taxes	(1,084)	(628)

Loss from continuing operations	(3,112)	(6,404)
Income from discontinued operations, net of tax	14,857	1,412

Net income (loss)	$11,745	$(4,992)

Net income (loss) per share of common stock:
Basic:
Continuing operations	$(0.18)	$(0.37)

Discontinued operations	$0.85	$0.08

Total	$0.67	$(0.29)

Diluted:
Continuing operations	$(0.18)	$(0.37)

Discontinued operations	$0.85	$0.08

Total	$0.67	$(0.29)

Shares used in computing net income (loss) per share of common stock:
Basic:	17,481	17,224

Diluted:	17,553	17,417

CafePress Inc.

Condensed Consolidated Balance Sheet

(In thousands, except par value amounts)

(Unaudited)

	Mar 31, 2015	Dec 31, 2014
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,223	$30,649
Short-term investments	6,225	—
Accounts receivable	2,936	4,452
Inventory	6,305	7,473
Deferred costs	915	1,976
Assets held for sale	—	32,703
Prepaid expenses and other current assets	4,573	4,832

Total current assets	66,177	82,085

Property and equipment, net	12,376	13,676
Goodwill	20,899	20,535
Intangible assets, net	5,144	5,758
Restricted cash	4,810	—
Other assets	355	431

TOTAL ASSETS	$109,761	$122,485

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,683	$11,207
Partner commissions payable	2,429	4,586
Accrued royalties payable	3,558	5,883
Accrued liabilities	9,668	12,477
Accrued income tax provision	1,615	—
Deferred revenue	1,408	2,476
Liabilities held for sale	—	13,634
Capital lease obligations, current	520	526

Total current liabilities	25,881	50,789
Capital lease obligations, non-current	774	932
Other long-term liabilities	318	579

TOTAL LIABILITIES	26,973	52,300

Stockholders’ Equity:
Preferred stock, $0.0001 par value: 10,000 shares authorized as of March 31, 2015 and December 31, 2014; none issued and outstanding	—	—
Common stock, $0.0001 par value - 500,000 shares authorized and 17,583 and 17,417 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	2	2
Additional paid-in capital	102,016	101,158
Accumulated deficit	(19,230)	(30,975)

TOTAL STOCKHOLDERS’ EQUITY	82,788	70,185

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$109,761	$122,485

CafePress Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
Cash Flows from Operating Activities:
Net Income (loss)	$11,745	$(4,992)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,945	2,545
Amortization of intangible assets	614	1,086
Loss on disposal of fixed assets	128	—
Stock-based compensation	452	806
Change in fair value of contingent consideration liability	—	(1,134)
Gain on disposal of business	(17,000)	—
Deferred income taxes	(158)	227
Changes in operating assets and liabilities, net of effect of divestitures:
Accounts receivable	1,516	2,750
Inventory	1,168	1,283
Prepaid expenses and other current assets	1,987	42
Other assets	76	332
Accounts payable	(4,539)	(9,700)
Partner commissions payable	(2,157)	(2,026)
Accrued royalties payable	(2,325)	(2,390)
Accrued and other liabilities	(4,057)	(2,023)
Assets and liabilities held for sale	(2,361)	—
Accrued income tax provision	1,615	—
Deferred revenue	(1,068)	(123)

Net cash used in operating activities	(12,419)	(13,317)

Cash Flows from Investing Activities:
Purchase of short-term investments	(6,225)	—
Purchase of property and equipment	(175)	(372)
Capitalization of software and website development costs	(662)	(874)
Increase in restricted cash	(4,810)	—
Proceeds from sale of businesses, net	38,576	—

Net cash provided by (used in) investing activities	26,704	(1,246)

Cash Flows from Financing Activities:
Principal payments on capital lease obligations	(111)	(142)
Proceeds from exercise of common stock options	400	299
Payments under insurance financing	—	(256)

Net cash provided by (used in) financing activities	289	(99)

Net increase (decrease) in cash and cash equivalents	14,574	(14,662)
Cash and cash equivalents — beginning of period	30,649	33,335

Cash and cash equivalents — end of period	$45,223	$18,673

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$22	$41
Income taxes paid during the period	31	—

Noncash Investing and Financing Activities:
Accrued purchases of property and equipment	22	13

Stock-based compensation included in continuing operations is allocated as follows:

	Three Months Ended Mar 31,
	2015	2014
	(Unaudited)
Cost of net revenues	$40	$40
Sales and marketing	99	27
Technology and development	80	115
General and administrative	227	606

Total stock-based compensation expense	$446	$788

CafePress Inc.

Reconciliation of GAAP Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA from Continuing Operations

(In thousands)

	Three Months Ended Mar 31,
	2015	2014
	(Unaudited)
Net loss from continuing operations	$(3,112)	$(6,404)
Non-GAAP adjustments:
Interest and other (income) expense, net	(25)	38
Benefit from income taxes	(1,084)	(628)
Depreciation and amortization	1,941	2,189
Amortization of intangible assets	614	615
Acquisition-related costs	—	24
Restructuring costs	—	747
Stock-based compensation	446	788

Adjusted EBITDA* (from continuing operations)	$(1,220)	$(2,631)

*	Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) from continuing operations less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, amortization of intangible assets, acquisition-related costs, stock-based compensation and impairment charges. Acquisition-related costs include performance-based compensation payments, any changes in the estimated fair value of performance-based contingent consideration payments, and any third-party fees recorded in connection with the business acquisition of EZ Prints, Inc.

CafePress Inc.

Reconciliation of GAAP Operating Loss from Continuing Operations to Non-GAAP Operating Loss from Continuing Operations

(In thousands)

	Three Months Ended Mar 31,
	2015	2014
	(Unaudited)
Operating loss from continuing operations	$(4,221)	$(6,994)
Non-GAAP adjustments:
Amortization of intangible assets	614	615
Acquisition-related costs	—	24
Stock-based compensation	446	788
Restructuring	—	747

Non-GAAP operating loss from continuing operations	$(3,161)	$(4,820)

CafePress Inc.

Reconciliation of GAAP Net Loss from Continuing Operations to Non-GAAP Net Loss from Continuing Operations and Non-GAAP Loss from Continuing Operations per Basic and Diluted Share

(In thousands, except per share amounts)

	Three Months Ended Mar 31,
	2015	2014
	(Unaudited)
Net loss from continuing operations	$(3,112)	$(6,404)
Non-GAAP adjustments:
Amortization of intangible assets	614	615
Acquisition-related costs	—	24
Stock based compensation	446	788
Restructuring	—	747
Benefit from income taxes	29	1,121

Non-GAAP net loss from continuing operations	$(2,023)	$(3,109)

Non-GAAP net loss from continuing operations per share:
Basic and diluted	($0.12)	($0.18)

Shares used in computing Non-GAAP net loss from continuing operations per share:
Basic and diluted	17,481	17,224

CafePress Inc.

User Metrics Disclosure

	Three Months Ended Mar 31
	2015	2014
User Metrics
Orders	904,419	1,013,793
year-over-year growth	-11%	-20%

Average Order Value	$28	$30
year-over-year growth	-6%	15%